Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of this 21st day of April, 2021 (the “Effective Date”), by and between 350 TECHNOLOGY DRIVE PARTNERS, LLC, a Pennsylvania limited liability company (“Landlord”), and NEUBASE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of October 2, 2020 (the “Original Lease”), as amended by that certain letter agreement dated as of December 28, 2020 (the “Letter Agreement”), and as further amended by that certain First Amendment to Lease Agreement dated as of December 28, 2020 (the “First Amendment” and, together with the Original Lease and the Original Lease, collectively, the “Lease”), pursuant to which Tenant leases from Landlord that certain space consisting of approximately fourteen thousand one hundred eighty-nine (14,189) rentable square feet of space known as Suite 421 (the “Leased Premises”) in that certain building (the “Building”) located at 350 Technology Drive, Pittsburgh, PA 15219, as such Leased Premises and Building are more particularly described in the Lease. All capitalized terms used in this Amendment shall have the same meanings ascribed thereto in the Lease unless otherwise defined or modified herein; and

WHEREAS, pursuant to the Lease, any Change Order must be authorized in a writing by Landlord and Tenant; and

WHEREAS, as evidenced by their respective signatures below, Landlord and Tenant have each authorized the Change Orders referenced in the Tenant Change Order Log attached hereto as Exhibit A (the “Tenant Change Order Log”); and

WHEREAS, as set forth in the Tenant Change Order Log, the approved Change Orders have increased the Cost of Tenant Improvements by $425,500.29 (i.e., from $2,919,455.00 to $3,344,955.29); and

WHEREAS, as set forth herein, the parties desire to increase the Maximum Allowance to equal the Cost of Tenant Improvements; and

WHEREAS, Landlord and Tenant desire to otherwise amend the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, covenant and agree as follows:

1.             Recitals. The foregoing recitals are incorporated into this Amendment by reference as if set forth in full.

2.             Amendments to Lease. The Lease is hereby modified and amended as follows:

(a)           Tenant Improvement Allowance. The definitions in Section 1.4 of the Original Lease are hereby modified and amended as follows:

(i)           The term “Maximum Allowance,” as defined in Section 1.4(a) of the Original Lease and referenced throughout the Lease, shall mean and be equal to $3,344,955.29.

(ii)          The term “Allowance,” as defined in Section 1.4(a) of the Original Lease and referenced throughout the Lease, shall mean and be equal to $3,344,955.29.

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(iii)          The term “Excess Amount of Landlord-Funded TI,” as defined in Section 1.4(c) of the Original Lease and referenced throughout the Lease, shall mean and be equal to $649,045.29.

(iv)         The term “DSCR Amount,” defined in Section 1.4(c) of the Original Lease and referenced throughout the Lease, shall mean and be equal to $746,402.08,

(b)          Commencement Date. Section 2.2 of the Original Lease is hereby deleted in its entirety and the following Section 2.2 shall be substituted in lieu thereof:

2.2          Commencement Date. The “Commencement Date” shall mean May 1, 2021. Notwithstanding the foregoing, in the event that Landlord does not deliver possession of the Leased Premises to Tenant in broom clean condition with a temporary occupancy certificate allowing Tenant to occupy the office and biology lab portions of the Leased Premises on or prior to May 15, 2021 (such date, which shall be extended for Tenant Delays to the extent Tenant’s actions causing such Tenant Delays occur after the Effective Date, the “Estimated Interim Turnover Date”), then Tenant shall be entitled to an abatement of Base Rent equal to the daily Annual Base Rent previously paid for each day in the period beginning on the day following the Estimated Interim Turnover Date and ending on the date that Landlord delivers possession of the Leased Premises to Tenant in broom clean condition with a temporary occupancy certificate allowing Tenant to occupy the office and biology lab portions of the Leased Premises, which abatement shall be in addition to any other abatement, free rent periods or other rental concessions to which Tenant may be entitled under the Lease (as amended hereby). Tenant acknowledges that, following the Commencement Date, Landlord will still be performing work within the Leased Premises during normal business hours to achieve Substantial Completion, and that such work shall not constitute a constructive eviction or otherwise be in violation of the Lease.

Landlord shall cause the Landlord’s Work and the Tenant Improvements to be Substantially Complete on or prior to June 15, 2021 (such date, which shall be extended for Tenant Delays to the extent Tenant’s actions causing such Tenant Delays occur after the Effective Date, the “Estimated Final Turnover Date”). In the event that Landlord fails to cause Substantial Completion of the Landlord’s Work and the Tenant Improvements on or prior to the Estimated Final Turnover Date, then Tenant shall be entitled to an abatement of Base Rent equal to the daily Annual Base Rent previously paid for each day in the period beginning on the day following the Estimated Final Turnover Date and ending on the date that the Landlord’s Work and the Tenant Improvements are Substantially Completed, which abatement shall be in addition to any other abatement, free rent periods or other rental concessions to which Tenant may be entitled under the Lease (as amended hereby).

Notwithstanding the foregoing, Tenant shall have the right to enter the Leased Premises as of the Effective Date for the purposes of installing cabling, wiring, telephone equipment, fixtures, furniture, and equipment to facilitate Tenant’s move-in and start-up of business operations, so long as any such entry is coordinated with Landlord and Landlord’s contractors and such entry and installations do not unreasonably interfere with the work being performed by Landlord’s workmen or contractors in the Leased Premises. No such entry shall be deemed Tenant’s possession of the Leased Premises, or otherwise affect the occurrence of the Commencement Date. In any such event, the Tenant’s workmen and contractors shall take reasonable steps to minimize interference with any work being simultaneously performed by the Landlord’s workmen or contractors in the Leased Premises. In the event of any unreasonable interference prior to Substantial Completion, Landlord shall have the right to provide written notice to Tenant of such interference, and Tenant shall cause its workmen and contractors to cease such interference or cease performing such work until Landlord’s workmen and contractors have completed their work. Any such early entry into and occupancy of the Leased Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, including, without limitation, providing certificate(s) of insurance required under this Lease, excluding only the covenant to pay Rent (defined herein).

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(c)           Annual Base Rent. The table set forth in Section 3.1 of the Original Lease, as amended by Section 2(b) of the First Amendment, is hereby deleted in its entirety and the following table shall be substituted in lieu thereof:

Months of Lease Term	Base Rent per RSF	Annual Base Rent	Monthly Base Rent
1-3	-	-	$7,952.22
4-7	-	-	$52,552.98
8-12	$60.45	$857,659.68	$71,471.64
13-24	$60.93	$864,470.40	$72,039.20
25-36	$61.42	$871,423.08	$72,618.59
37-48	$61.91	$878,375.64	$73,197.97
49-60	$62.42	$885,612.00	$73,801.00
61-72	$62.93	$892,848.48	$74,404.04
73-84	$63.44	$900,084.84	$75,007.07
85-96	$63.97	$907,605.00	$75,633.75
97-108	$64.50	$915,125.16	$76,260.43
109-120	$65.04	$922,787.28	$76,898.94
121-123	$66.14	$938,395.08	$78,199.59

(d)          Substantial Completion. The reference to “Estimated Commencement Date” in Section 7 of Exhibit B to the Original Lease shall be deleted and the term “Estimated Final Turnover Date” shall be substituted in lieu thereof.

(e)           Tenant Delays. Notwithstanding anything set forth herein on in the Lease to the contrary, Landlord and Tenant hereby agree that there shall be no Tenant Delays as a result of any Change Orders, actions, delays, submittals, approvals or any other matters or events occurring prior to the Effective Date.

3.            Conflicts. In the event of any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall govern.

4.            No Waiver. Each party’s execution of this Amendment shall not be deemed or construed to be a waiver of any of rights or remedies of the applicable party under the Lease (as amended hereby). Notwithstanding the foregoing, to the best of each of Landlord’s and Tenant’s knowledge, as of the date hereof, no uncured default, event of default, or breach by the other party exists under the Lease (as amended hereby), and no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default, event of default, or breach by the other party under the Lease (as amended hereby).

5.            Full Force and Effect. Except as specifically modified and amended hereby, all terms of the Lease shall remain in full force and effect.

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6.            Binding Effect; No Modifications. This Amendment and all of its terms and conditions shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. No modifications or amendments of the Lease (as amended hereby) shall be binding unless such modification shall be in writing and signed by the parties thereto.

7.            Brokers. Landlord and Tenant each represent and warrant to the other that there were no real estate agents or brokers involved in the negotiation and execution of this Amendment other than Bums Scalo Brokerage LLC, whose compensation shall be paid by Landlord in accordance with such party’s agreement with such brokers. Landlord and Tenant shall each hold the other harmless from any claims for commissions, fees or compensation for the transactions described in the Lease (as amended hereby) by any other person or entity claiming to have acted as agent, representative or broker for such indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the Lease (as amended hereby).

8.            Entire Agreement. The Lease and this Amendment constitute the entire agreement between the parties with respect to the subject matter herein contained and all prior negotiations with respect to the subject matter herein contained are merged into and incorporated into the Lease (as amended hereby) and all prior documents and correspondence between the parties with respect to the subject matter herein contained (other than the Lease) are superseded and of no further force or effect.

9.            Counterparts; Delivery. This Amendment may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment (i) by portable document format (“PDF”) copy bearing the PDF signature of a duly authorized officer of any party hereto, whether delivered by facsimile, e-mail or physical delivery service (“PDF Signature”), or (ii) by electronic signature of a duly authorized officer of any party hereto, including, without limitation, “click through” acceptance, pursuant to electronic signature procedures such party may establish from time to time, including without limitation “docusign” (“Electronic Signature”), shall be equally as effective as delivery of a manually executed counterpart of this Amendment and shall constitute a valid and binding execution and delivery hereof. The parties hereto acknowledge and agree that: (x) each PDF Signature and/or Electronic Signature of such party will be enforceable to the same extent as a manual signature, whether in court or otherwise; and (y) such party will not raise any defenses or regulatory or statutory claims attempting to invalidate the enforceability of its PDF Signature or Electronic Signature.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment by their duly authorized officers or agents, as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

350 TECHNOLOGY DRIVE PARTNERS, LLC,
a Pennsylvania limited liability company

	By:	350 TECHNOLOGY DRIVE MANAGER,
LLC, a Pennsylvania limited liability
company, its Manager

/s/ Natalie Chadwell	By:	/s/ James D. Scalo
James D. Scalo, its sole member

WITNESS/ATTEST:	TENANT:

NEUBASE THERAPEUTICS, INC., a Delaware corporation

/s/ Sam Backenroth	By:	/s/ Dietrich A. Stephan
Dietrich A. Stephan, Chairman and CEO

EXHIBIT A

Tenant Change Order Log

[See attached]